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                                                                    EXHIBIT 99.1

CONTACT:    Gerard A. Wills                 Cynthia Reindal
            Chief Financial Officer         Associate, Corporate Communications
            858-410-6695                    & Investor Relations
                                            858-410-6601

FOR IMMEDIATE RELEASE

              TREGA BIOSCIENCES REPORTS SECOND QUARTER 2000 RESULTS

SAN DIEGO, Calif. - August 3, 2000 -- Trega Biosciences, Inc. (Nasdaq: TRGA), focused on commercializing technologies and products for accelerating drug discovery and development, today reported that revenues for its second quarter ending June 30, 2000 were $2.0 million, compared to $2.6 million for the same period last year. The net loss for the second quarter was $3.1 million, or $0.14 per share, compared with a net loss of $3.5 million, or $0.19 per share, for the comparable period in 1999. Trega ended the quarter with approximately $9.7 million in cash, cash equivalents and short-term investments.

Revenues for the six months ended June 30, 2000 were $4.6 million, compared to $4.8 million for the same period last year. Among the revenues for the first six months of 1999 was $1.1 million recognized for funded drug discovery activities completed during the period. On February 11, 2000, the company announced its intention to shift its focus to the development and commercialization of its iDiscovery-TM- technologies and away from drug discovery activities. The net loss for the six months was $7.4 million, or $0.35 per share, compared to $6.2 million, or $0.34 per share for the six months ended June 30, 1999.

"We were pleased to recently announce that following a successful validation study of our IDEA-TM- predictive model for drug absorption, F. Hoffmann-LaRoche Ltd. took an initial license to the model for use in its drug discovery efforts. The results of the study represents a validation of the ability of our absorption model to efficiently and accurately predict how drug compounds are absorbed in the body. We will continue to pursue additional pharmaceutical relationships," said Michael G. Grey, Trega's president and chief executive officer. "As an increasing number of targets and compounds become available, researchers will need to find ways to more rapidly and accurately select the best drug candidates for development. Trega's iDiscovery-TM- technologies, consisting of IDEA-TM- predictive models and Chem.Folio-Registered Trademark-libraries, are designed to enable researchers to accelerate this process."

Mr. Grey continued, "During the second quarter we developed a prototype of a predictive model for metabolism and in the coming months we plan to carry out the necessary development work to enable the release of a commercial version of this important model. This will represent a significant step towards achieving our goal of an integrated model designed to predict bioavailability in humans."

                                    --more--

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TREGA REPORTS SECOND QUARTER 2000 RESULTS--PAGE 2--


Management also noted that it entered into an additional agreement in the second quarter with Boehringer Ingelheim International GmbH using Trega's Chem.Folio-Registered Trademark- program for the custom synthesis of exclusive compound libraries.

Trega Biosciences, Inc. is a premier provider of products that accelerate and improve drug discovery through its iDiscovery-TM- technologies linking biology and chemistry with information technologies. Trega's IDEA-TM- family of information-based models simulate, in silico, how drug candidates will be processed in the body, thereby enabling selection of those with optimal characteristics for clinical development. Together with its IDEA-TM- products, Trega's ChemFolio-Registered Trademark- libraries of information-enhanced small molecules are designed to facilitate the identification and optimization of drug candidates. For additional information on Trega, please visit our Web site at http://www.trega.com.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS NEWS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S QUARTERLY AND ANNUAL FINANCIAL PERFORMANCE MAY BE SUBJECT TO FLUCTUATIONS DEPENDING ON FACTORS SUCH AS THE RECEIPT AND TIMING OF REVENUE RECOGNIZED FROM SALES, LICENSES AND COLLABORATIONS, TIMING OF THE DELIVERY OF PRODUCTS AND TECHNOLOGIES, THE COMPLETION OF CONTRACTED SERVICE COMMITMENTS TO TREGA'S CUSTOMERS AND PARTNERS, AND POTENTIAL FUTURE ACQUISITIONS OR DISPOSITION OF COMPLEMENTARY ASSETS OR TECHNOLOGIES. ACCORDINGLY, REVENUE AND OPERATING RESULTS FOR PRIOR PERIODS MAY NOT BE INDICATIVE OF TREGA'S FUTURE FINANCIAL RESULTS. OTHER FORWARD-LOOKING STATEMENTS COULD INCLUDE WHETHER THE COMPANY'S RESOURCES ARE SUFFICIENT TO ENABLE IT TO REACH ITS BUSINESS OBJECTIVES, WHETHER ANY RESEARCH OR DEVELOPMENT ACTIVITIES TO BE CONDUCTED AS DESCRIBED WILL BE SUCCESSFUL, WHETHER ANY ADDITIONAL COLLABORATIONS OR ALLIANCES WILL BE FORMED OR EXPANDED, WHETHER ANY SUCH PRODUCTS CAN BE SUCCESSFULLY MARKETED, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING IN MARKETING SUCCESS, WHETHER ANY OTHER CORPORATE COLLABORATIONS OR ALLIANCES WILL BE SUCCESSFUL, AND OTHER RISKS DETAILED FROM TIME TO TIME IN TREGA'S SECURITIES AND EXCHANGE COMMISSION FILINGS. THESE FORWARD-LOOKING STATEMENTS REPRESENT TREGA'S JUDGMENT AS OF THE DATE OF THIS RELEASE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED. TREGA DISCLAIMS, HOWEVER, ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

                             --Financials Attached--

                             TREGA BIOSCIENCES, INC.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                      (in thousands, except per share data)


                                                               Three Months Ended                      Six Months Ended
                                                                    June 30,                               June 30,
                                                        ----------------------------------    -----------------------------------
                                                               2000              1999                2000               1999
                                                        ----------------    --------------    -----------------  ----------------
Revenues:
     Compound revenues                                  $           861     $       1,196     $          2,310   $         1,561
     Contract research and licenses fees                          1,180             1,365                2,283             3,031
     Net sales                                                        6                84                   44               189
                                                        ----------------    --------------    -----------------  ----------------

Total revenues                                                    2,047             2,645                4,637             4,781

Costs and expenses:
     Cost of sales                                                   72                99                  107               158
     Research and development                                     4,151             4,353                8,599             8,941
     Selling, general and administrative                          2,131             1,709                4,297             3,505
                                                        ----------------    --------------    -----------------  ----------------

Total costs and expenses                                          6,354             6,161               13,003            12,604
                                                        ----------------    --------------    -----------------  ----------------

Loss from operations before equity in losses
     of affiliate                                       $        (4,307)    $      (3,516)    $         (8,366)  $        (7,823)

Equity in losses of affiliate                                      (154)                -                 (340)                -
                                                        ----------------    --------------    -----------------  ----------------

Loss from operations                                             (4,461)           (3,516)              (8,706)           (7,823)

Interest and other income (expense), net                          1,313                27                1,258             1,654
                                                        ----------------    --------------    -----------------  ----------------

Net loss                                                $        (3,148)     $     (3,489)     $        (7,448)   $       (6,169)
                                                        ================    ==============    =================  ================

Basic and diluted net loss per share                    $         (0.14)     $      (0.19)     $         (0.35)   $        (0.34)
                                                        ================    ==============    =================  ================

Shares used in computing basic and diluted
     net loss per share                                          23,191            18,053               21,302            17,953
                                                        ================    ==============    =================  ================


                             TREGA BIOSCIENCES, INC.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                                                      June 30,        December 31,
                                                                        2000              1999
                                                                  ----------------   ---------------
                                                                     (unaudited)
Cash, cash equivalents and short-term investments                 $          9,718   $         6,434
Accounts receivable and other current assets                                 2,612             2,541
Property and equipment, net                                                  4,245             4,179
Other assets                                                                 8,864             9,507
                                                                  ----------------   ---------------
     Total assets                                                 $         25,439   $        22,661
                                                                  ================   ===============

Current liabilities                                               $          7,347   $         8,155
Long-term liabilities                                                        2,908             2,996
Stockholders' equity                                                        15,184            11,510
                                                                  -----------------  ----------------
     Total liabilities and stockholders' equity                   $         25,439   $        22,661
                                                                  =================  ================
